UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2017

JADE GLOBAL HOLDINGS, INC.

(Exact name of small business issuer as specified in its charter)

Florida	000-54828	45-0966109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8950 SW 74th Street

Suite 2201-A44

Miami, FL 33156

(Address of principal executive offices)

(786) 363-0136

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined  in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company             ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                     ☐

Item 7.01.    Regulation FD Disclosure.

Jade Global Holdings, Inc. issued a press release in connection with the discussion under Item 8.01 below, the full text of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated under this Item 7.01 by reference.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such exhibits be deemed incorporated by reference in any filing made by Jade Global Holdings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.    Other Events.

Subsidiary Formation

On July 20, 2017, Jade Global Holdings received Chinese government approval to form a new wholly foreign-owned enterprise (“WFOE”) operating subsidiary in Shanghai, P.R.China, Shanghai Jaedo Jewelry Co., Ltd. Shanghai Jaedo Jewelry Co., Ltd. will seek opportunities to either enter into joint venture to open or to open wholly-owned jade trading clubs and retail jade stores in the People’s Republic of China. The new subsidiary is expected to be the first step in opening our retail and private club establishments in furtherance of our business plan.

Item 9.01     Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JADE GLOBAL HOLDINGS, INC.

Date: July 26, 2017	By:	/s/ Quoqiang Qian
Guoquiang Qian
President, Chief Executive Officer and Director (Principal Executive Officer)

	By:	/s/ Scott J. Silverman
Scott J. Silverman Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

3